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                                                                  Exhibit 23.3

                       [LETTERHEAD OF COOPERS & LYBRAND]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-02849) of Geotek Communications, Inc. (the "Company") of our report dated March 27, 1996 on our audits of the financial statements of National Band Three Limited as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.



/s/ Coopers & Lybrand
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Coopers & Lybrand
London, United Kingdom


May 31, 1996